Exhibit 99.1

FOR IMMEDIATE RELEASE

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

DECLARES FIRST QUARTER DIVIDEND OF $0.95 PER SHARE; ANNOUNCES REVISIONS TO ANNUAL AND QUARTERLY RESULTS; FILING FORM 12b-25 WITH THE SECURITIES AND EXCHANGE COMMISSION

Pasadena, CA, April 2, 2013 — Western Asset Mortgage Capital Corporation (NYSE: WMC) announced today that its Board of Directors has declared a quarterly cash dividend of $0.95 per share for the first quarter of 2013. The dividend is payable on April 30, 2013 to common shareholders of record as of April 12, 2013, with an ex-dividend date of April 10, 2013.

In addition, during the process of preparing its 2012 financial statements, the Company discovered the methodology that was used to accrete interest income and to amortize the cost basis of certain of the Company’s residential mortgage backed securities, which was based on a third party vendor’s system, as well as the presentation with regard to certain items in its Statement of Cash Flows were not fully in accordance with generally accepted accounting principles in the United States (“GAAP”).  The errors do not affect the Company’s previously reported net income, shareholders’ equity, total cash flow or book value. The resulting corrective measures resulted in a reclassification of a portion of the Company’s previously reported net interest income to realized and unrealized gains, and a portion of operating cash flows to investing cash flows causing changes in certain line items on the Company’s previously reported financial information.

As a result of the reclassification of a portion of the Company’s previously reported net interest income to realized and unrealized gains, the previously reported Core Earnings of the Company, a non-GAAP measure which includes net interest income but excludes realized and unrealized gains, have been reduced from approximately $2.50 to approximately $2.32 per fully diluted share for the period from May 15, 2012 through December 31, 2012 and from approximately $1.05 to approximately $0.96 per fully diluted share for the quarter ended December 31, 2012.  The corrections also caused an increase in previously reported Core Earnings from approximately $0.47 to approximately $0.53 per fully diluted share for the period from May 15 to June 30, 2012; a decrease from approximately $0.89 to approximately $0.79 per fully diluted share for the quarter ended September 30, 2012; and a decrease from approximately $1.36 to approximately $1.33 per fully diluted share for the period from May 15, 2012 to September 30, 2012.

The revised results for the fourth quarter and period from May 15, 2012 through December 31, 2012 are set forth in detail in the tables below.

The discovery of the above-described errors and the steps the Company is taking to correct them have delayed the completion of the Company’s 2012 financial statements.  As a result, the Company has delayed the filing of its 2012 Annual Report on Form 10-K and reported such delay by filing with the Securities and Exchange Commission (“SEC”) a Form 12b-25 Notification of Late Filing, which can be found on the SEC’s website and which contains additional information regarding these matters.  The Company expects to complete and file its Form 10-K prior to April 15, 2013, as permitted by Rule 12b-25.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a REIT that invests primarily in Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency (such as GNMA) or a U.S. Government-sponsored entity (such as FNMA or FHLMC). The Company also invests opportunistically in its other target assets, which include residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity, commercial mortgage-backed securities and other asset-backed securities. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the SEC and a wholly-owned subsidiary of Legg Mason, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2012 filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 478-2700 x29	(916) 939-7285
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation

Balance Sheet (Unaudited)

(in thousands—except share and per share data)

December 31, 2012
Assets:
Cash and cash equivalents	$56,292
Residential mortgage-backed securities, at fair value ($5,043,824 pledged as collateral, at fair value)	5,212,581
Accrued interest receivable	17,361
Due from counterparties	54,142
Derivative assets, at fair value	24,344
Other assets	244
Total Assets	$5,364,964

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$4,794,730
Accrued interest payable	6,561
Derivative liability, at fair value	4,771
Cash overdraft payable	5,666
Accounts payable and accrued expenses	988
Underwriting and offering costs payable	75
Payable to related party	1,924
Dividend payable	27,041
Total Liabilities	4,841,756

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 24,143,944 issued and outstanding	241
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—
Additional paid-in capital	505,454
Retained earnings	17,513
Total Stockholders’ Equity	523,208
Total Liabilities and Stockholders’ Equity	$5,364,964

Western Asset Mortgage Capital Corporation

Statement of Operations (Unaudited)

(in thousands—except share and per share data)

	For the Three Months Ended December 31, 2012	For the period from May 15, 2012 (commencement of operations) through December 31, 2012

Net Interest Income:
Interest income	$33,248	$53,318
Interest expense	5,434	8,094
Net Interest Income	27,814	45,224

Other Income (Loss):
Interest income on cash balances	9	11
Realized gain on sale of Residential mortgage-backed securities and other securities, net	12,962	20,754
Other loss on Residential mortgage-backed securities	(1,767)	(3,206)
Unrealized gain (loss) on Residential mortgage-backed securities and other securities, net	(15,278)	13,930
Gain (loss) on derivative instruments	4,298	(13,106)
Other Income (Loss), net	224	18,383

Operating Expenses:
General and administrative (includes $156 and $367 non-cash stock based compensation, respectively)	1,292	3,197
Management fee — related party	1,924	3,133
Total Operating Expenses	3,216	6,330

Net income available to Common Stock and participating securities	$24,822	$57,277

Earnings per Common Share — Basic	$1.04	$3.64
Earnings per Common Share - Diluted	$1.04	$3.63

Basic weighted average number of common shares outstanding	23,843,944	15,715,711

Diluted weighted average number of common shares outstanding	23,930,300	15,783,491

Dividends Declared per Share of Common Stock	$1.12	$2.35

Western Asset Mortgage Capital Corporation

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

	For the Three Months Ended December 31, 2012	For the period from May 15, 2012 (commencement of operations) through December 31, 2012

Net Income — GAAP	$24,822	$57,277
Adjustments:

RMBS and other securities:

Unrealized (gain) loss on RMBS	15,278	(13,929)
Other loss on Residential mortgage-backed securities	1,767	3,206
Realized gain on sale of RMBS, net	(12,962)	(20,754)

Derivative Instruments:

Realized loss on termination of interest rate swaps	10,932	10,928
Mark-to- market adjustments on interest rate swaps	(20,768)	(7,649)
Mark-to- market adjustments on interest rate swaptions	2,882	3,180
Mark-to- market adjustments on TBAs	(1,837)	(1,837)
Mark-to-market adjustments on derivative instruments	4,705	9,913
Basis amortization on Agency Interest-Only Strips — accounted for as derivatives	(2,839)	(4,849)
Realized loss on Agency Interest-Only Strips — accounted for as derivatives	820	820

Non-cash stock-based compensation expense	156	367
Total adjustments	(1,866)	(20,604)
Core Earnings — Non-GAAP Financial Measure	$22,956	$36,673

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.96	$2.33
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.96	$2.32

Basic weighted average common shares and participating securities	23,843,944	15,718,711
Diluted weighted average common shares and participating securities	23,930,300	15,783,491

Reconciliation of Interest Income

(Unaudited, in thousands)

	For the Three Months Ended December 31, 2012	For the period from May 15, 2012 (commencement of operations) through December 31, 2012
Coupon Interest	$50,644	$80,103
Discount accretion and (premium amortization), net	(17,396)	(26,785)
Interest Income	33,248	53,318
Contractual Interest income, net of amortization of premiums or discounts, net, on Agency Interest-Only Strips, classified as derivatives(1):
Coupon Interest	4,998	8,570
Discount accretion and (premium amortization), net	(2,837)	(4,849)
Subtotal	2,161	3,721
Total interest income, including interest income on Agency Interest-Only Strips, classified as derivatives - Non-GAAP Financial Measure	$35,409	$57,039

(1)                                 Reported in Loss on derivative instruments in the Statement of Operations.